EXHIBIT 5.1
                            FOLEY & LARDNER
CHICAGO              ONE MARITIME PLAZA, SIXTH FLOOR                SACRAMENTO
DENVER             SAN FRANCISCO, CALIFORNIA 94111-3404              SAN DIEGO
JACKSONVILLE            TELEPHONE: (415) 434-4484                SAN FRANCISCO
LOS ANGELES             FACSIMILE: (415) 434-4507                  TALLAHASSEE
MADISON                                                                  TAMPA
MILWAUKEE                                                     WASHINGTON, D.C.
ORLANDO                                                        WEST PALM BEACH
                           WRITER'S DIRECT LINE
                              (415) 438-6456

EMAIL ADDRESS                                               CLIENT/MATTER NUMBER
Adevine@foleylaw.com                                                 044735-0108


                              October 31, 2000

Board of Directors
Blue Moon Investments
Suite 104, 1456 St. Paul St., Kelowna,
British Columbia, Canada V1Y 2E6

     Re: Registration Statement on Form SB-2 - Opinion Regarding Legality of Shares.

Ladies and Gentlemen:

         We refer to the Registration Statement on Form SB-2 filed by Blue Moon Investments, a Nevada corporation (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933 (the "Act"). The Registration Statement and all amendments thereto relate to the registration under the Act of up to 200,000 shares of Common Stock of the Company. For the purposes of this opinion, the Registration Statement and all amendments to the Registration Statement are collectively referred to as the "Registration Statement."

         Based on the foregoing, it is our opinion that the Common Stock, when sold in the manner described in the Registration Statement, will be legally issued, fully paid and non-assessable.

         We are not opining as to any other statements made in the Registration Statement or any other matters. Furthermore, this opinion is limited solely to facts and the laws in existence as of the date hereof, and we provide no opinion as to the effect which any changes in the laws or facts may have upon the matters concerning which we are opining.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to the undersigned under the caption "Legal Matters" in the prospectus contained therein. This consent is not to be construed as an admission that we are a person

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FOLEY & LARDNER
November 3, 2000
Page 2

whose consent is required to be filed with the Registration Statement under the provisions of Section 7 of the Act.

         This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                                            Very truly yours,



                                            /S/ FOLEY & LARDNER


cc:      Devinder Randhawa